Exhibit 23.4

                , 2014

Weibo Corporation

7/F, Shuohuang Development Plaza,

No. 6 Caihefang Road, Haidian District, Beijing, 100080

People’s Republic of China

Ladies and Gentlemen,

We consent to the references to our firm under the headings “Risk Factors,” “Enforceability of Civil Liabilities,” “Corporate History and Structure” and “Legal Matters” in the prospectus included in Weibo Corporation’s registration statement on Form F-1, filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

Yours faithfully,

TransAsia Lawyers